UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 15, 2007

INDUSTRIAL SERVICES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane P.O. Box 32428 Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

(502) 366-3452
(Registrant's telephone number, including area code)

Item 8.01. Other Events

On May 15, 2007, the Board of Directors of the Registrant declared a cash dividend payment of ten cents per share for shareholders of record as of June 15, 2007, with a payment date of July 20, 2007.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibit 99.1	Press Release for declaration of cash dividend by Board of Directors of Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Services of America, Inc.

Date: May 15, 2007		By: /s/ Alan L. Schroering
Alan L. Schroering, Chief Financial Officer